Exhibit 99.1

OptimizeRx to Present at the SVB Leerink 10th Annual Global Healthcare Conference on February 25, 2021

ROCHESTER, Mich., February 16, 2021 – OptimizeRx Corporation (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has been invited to present at the SVB Leerink 10th Annual Global Healthcare Conference being held virtually on February 22-26, 2021.

OptimizeRx CEO, William Febbo, is scheduled to present on Thursday, February 25, at 5:00 p.m. Eastern time and will participate in virtual one-on-one meetings with institutional analysts and investors throughout the conference.

The presentation will be webcast live and available for replay here and via the investor relations section of the company’s website at www.optimizerx.com.

Management will discuss the company’s recently reported record preliminary results for the fourth quarter and full year 2020. The company expects fourth quarter 2020 revenue up 117% to record $16 million, driving full year revenue up 75% to record $43 million.

These record preliminary results are largely driven by life science companies increasingly using the company’s nationwide digital health network to engage providers and patients at key touchpoints along the care journey.

Register for the conference here. To schedule a one-on-one meeting, please contact your SVB Leerink representative. For any questions about OptimizeRx, please contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About SVB Leerink

SVB Leerink is a leading investment bank, specializing in healthcare and life sciences. The firm’s knowledge, experience and focus enable it to help its clients define and achieve their strategic, capital markets and investment objectives. SVB Leerink partners with companies that develop and commercialize innovative products and services that are defining the future of healthcare. SVB Leerink LLC is a member of SVB Financial Group and is a member of FINRA/SIPC. For more information, visit www.svbleerink.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

Important Cautions Regarding Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the gross proceeds we expect to receive from the offering, the expected use of the net proceeds from the offering and the expected date of the closing of the offering. We may, in some cases use terms such as “expects,” “plans,” “will” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our preliminary prospectus supplement filed with the Securities and Exchange Commission (SEC) on February 8, 2021 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K filed with the SEC on March 26, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team